Exhibit 28(i)(1)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 19 to the Registration Statement on Form N-1A of Gabelli ESG Fund Inc. as filed with the Securities and Exchange Commission on or about July 30, 2018.

/s/ PAUL HASTINGS LLP
PAUL HASTINGS LLP

New York, New York

July 30, 2018